EXHIBIT 10.23
Lease Contract for Standardized Plant Building at
Sichuan Chengdu Export Processing Zone
Contract No:
Party A (Lessor): Chengdu High-tech Construction & Development Co., Ltd.
Party B (Lessee): Fiberxon (Chengdu) Technology Inc.

Party C (Property Management):	Administration Office of Sichuan Chengdu Export Processing Zone
WHEREAS:
Pursuant to the Contract Law of the People’s Republic of China and related laws and decrees, through friendly consultation and negotiation, Party A, Party B and Party C enter into this contract, whereby Party A entrusts Party C to manage the standardized plant building at the Chengdu Export Zone (West) and whereby Party A agrees to lease to Party B and Party B agrees to lease from Party A the plant situated at the Chengdu Export Zone (West). Party A and Party C shall perform their responsibilities and obligations respectively according to the Entrusted Operation & Management Contract for the Standardized Plant Building & Supervising Warehouse signed by both parties.
Article 1. Location of the Plant Building to Lease:
The plant building to lease is situated at the standardized plant building area of the Sichuan Chengdu Export Processing Zone, including the entire Block #2, the lobby on the first floor and the entire second floor of Block #5.
Article 2. Area of the Plant Building to Lease:
The area of the plant building to lease is 17571 square meters (13638 square meters for the Block #2 standardized plant building, 3852 square meters for the entire second floor and 81 square meters for the lobby on the first floor of Block #5; if there is any discrepancy, the actual measured area shall prevail). The plan of the plant building to lease is enclosed as the appendix of the contract.

Article 3. Term of Lease:
3.1 The term of lease is 60 months, starting from January 15, 2008 to January 14, 2013.
3.2 During the lease term, the terms of contract shall not be changed unless it is agreed by the three parties.
Article 4. The Status of The Plant Building to Lease
Party A and Party C guarantee that Party A has complete authorization, rights and entitlement to let the aforesaid plant building and land, and is entitled to represent any and all owners of the plant building (if any) or corresponding administrative authorities for land and housing to sign the contract. Party A and Party C guarantee that the plant building and land to be let by Party A does not have any existing or potential lawsuit, arbitration, dispute or other legal procedure, and that the plant building and land are not mortgaged to any bank, company or individual and not involved in any other leasehold relationship or third party interests.
Article 5. The Intended Use of The Plant Building to Lease:
5.1 The intended use of the plant building is limited to product manufacture, processing, offices and warehouse within the business scope approved by Party B.
5.2 Under the same conditions, priority is given to Party B if Party B intends to renew this lease after the expiration of this contract; and Party B shall notify Party A in writing at least 60 days in advance and a new lease contract shall be signed by both parties. In case the plant building actually has been in use by Party B before the new contract has been signed, the starting date of the new contract shall commence on the date when Party B actually uses it. The rate for the new contract may not be higher than the rate evaluated by a professional organization agreed by both parties under the same market conditions of that time.
Article 6. Payments of Rent & Property Management Fee:
Both the rent and the property management fee are calculated by gross area.
6.1 Rent:
6.1.1 From Jan 15, 2008 to April 14, 2008, it is the period Party A and Party C offer Party B for decoration 90 days free of charge.

6.1.2 From April 15, 2008 to April 14, 2010, the rent is RMB 10/m2 per month.
6.1.3 From April 15, 2010 to Jan. 14, 2013, the rent is RMB 15/m2 per month.
6.2 Party B shall pay an amount equivalent to 0.5% of the rent due for each day delayed as a penalty for late payment.
6.3 The property management fee is RMB 1.5/month per square meters, starting from April 15, 2008.
6.4 Time of payment for rent and property management fee: once per month. Each payment shall be the current month’s rent and property management fee (both cash and check acceptable, and check should be already cleared at the bank). Each payment shall be made prior to the 10th of the month. Party C should hand over the non-operational receipts or invoices issued by Party A to Party B within 15 days upon Party A’s receipt of the payment.
The bank account No. nominated by Party A for payment: 51001406137050111277
Account name: Chengdu High-tech Construction & Development Co., Ltd.
Opening bank: Chengdu High-tech Sub-branch, China Construction Bank
6.5 Party A or Party C waives Party B and its personnel’s parking fees for motorized vehicles.
Article 7. The Deposit/Bond:
7.1 Party B shall pay to Party B the deposit/bond for lease totaling RMB 80,000 (in capital letters: EIGHTY THOUSAND RMB ONLY), within 5 days after signing the contract, which shall be refunded to Party B after Party A at once and in full, upon the expiration of the contract, has examined and inspected the plant building and believes that Party B did not damage the structure of the plant building or alter the external appearance of the building as well as its inner layout during the lease term. A financial invoice or receipt will be issued by Party A for the deposit/bond.
The bank account No. nominated by Party A for payment, account name and opening bank shall be according to Article 6.4.
7.2 Party B shall pay to Party C, within 5 days of handing over the plant building, the bond for water and power in terms of area of plant building rented by Party B at a rate RMB 5 per square meters, totaling RMB 87855 (in capital letters: EIGHTY-SEVEN THOUSAND EIGHT HUNDRED FIFTY-FIVE RMB ONLY), which shall be refunded to Party B at once and in full after Party C, upon the expiration of the contract, has checked and believes that Party B does not have any outstanding bills for water and power as well as penalties for delay in paying water and power during the lease term.
The bank account No. nominated by Party C for payment: 511610015018001658252
Account name: The Treasury Center for Centralized Receipts and Payments (Export Processing Zone), Chengdu High-tech Zone
Opening bank: Chengdu High-tech Sub-branch, Bank of Communications
Article 8. The Status Required For The Plant Building & The Time of Delivery:
8.1 The plant building shall meet the following status:
Within 90 days from the date of contract signing, Party A and Party C shall guarantee that the plant building meets the following conditions:
8.1.1 The external wall has been repainted;
8.1.2 It has been newly maintained for waterproofing to ensure no leakage.
8.1.3 The elevator has been properly installed and shall be in a status ready for use. The requirements for the elevator are:
Two elevators are installed in Block #2 plant building, and one elevator is installed at the location specified by Party B in Block #5. All the elevators shall be freight elevators with a carry capacity no less than 2800 kilograms.
8.1.4 The power supply for Block #2 and Block #5 plant building will be guaranteed. Within 90 days upon the receipt of the transformer’s relevant technical parameters provided by Party B, the deployment of power will be completed and shall be in a status ready for use. Party C guarantees to provide the power supply for Party B during the decoration period.
Party B’s requirements for power are as below:
Block #2 and Block #5 plant building are supplied with power from different transformers.

The transformer for special purpose is installed at Block #2 plant building and it is required to provide a power supply of 2500 KVA and shall be undertaken by two units of 1250 KVA transformers. The expenses for transformers and high-voltage lines shall be borne by Party A; the area let to Party B in Block #5 plant building is required to provide the 630 KVA power supply. Party A and party C shall connect the lines to Party B’ switch cabinet, and the expense is on Party A’s account.
8.1.5 Party A and Party C shall guarantee that the original firefighting system complies with national standards.
8.2 Time for Handing Over
Within 5 days of contract signing, Party C shall hand over the plant building to Party B and guarantee it meets the use requirements for renting the plant building. Party B shall sort and count the attached facilities/equipment of the plant building one by one and complete the procedure for handing over before Party B carries out the decoration in the plant building.
Article 9. The Responsibilities & Obligations of the Three Parties:
9.1 Party A and Party C have the obligation to keep Party B’s trade secrets confidential. Without Party B’s permission in writing, Party A and Party C must not make it known to others.
9.2 During the lease term, Party A and Party C shall guarantee that the plant building and its attached facilities/equipment is in a normal and safe state for operation, and that the quality of the plant building and the environmental monitoring all conform to the construction standards for industrial plant building stipulated by the State, and that Party A or Party C’s punishment and management activities etc. regarding the plant building shall not impair Party B’s legitimate rights and interests.
9.3 If Party A intends to sell the rented plant building, Party B has the first right of refusal under the same market price when purchasing.
9.4 In case Party B needs to carry out decoration for the rented plant building, Party B shall make an application to Party C in advance and present the decoration plan, and may carry out the decoration upon receipt of Party C’s approval; within 5 days of receiving the decoration plan, Party C shall reply to Party B in writing. In case Party C fails to make a reply in writing or within the prescribed period, it is deemed as Party C’s consent to Party B’s application. Without good course, Party C shall not decline Party B’s application for decoration; otherwise, Party C shall justify the reasons. Party B may ask the decoration team to pay RMB 20000 (in capital letters: TWENTY THOUSAND RMB ONLY) as the bond for decoration when the decoration team enters the site for decoration. After completion of the decoration project, the bond for decoration shall be refunded to Party C at once and in full after Party C has checked the site and believes that Party B did not cause any damage to the structure of the plant building or alter the external image of the building. The garbage produced by the decoration shall be piled up at the space specified by Party C. After completion of the decoration project, Party B shall clean and ship the garbage, or entrust Party C for cleaning and shipment by paying a fee for cleaning and shipment.
9.5 When Party B returns the rented plant building upon expiration of the contract, if Party C requests to restore it to its original state, Party B shall restore it to its original state. For the decoration that Party C requires not to be removed, Party B agrees that it shall be owned by Party C and free of charge.
9.6 Party B shall not be restricted by Article 9.5, if Party A or Party C requires Party B to terminate the contract before the expiration of contract for reasons other than those of Party B. However, this does not include the case that Party B does not follow Party C’s property management rules and other management systems and Party C considers the circumstance as serious or it will have side effects on the management of the whole region.
9.7 Party B shall make an application to Party C in advance, and may carry out the setting up of advertisement and other signs for promotion upon receipt of Party C’s approval. Within 5 days upon receipt of Party B’s application, Party C shall reply to Party B in writing. In case Party C fails to make a reply in writing or within the prescribed period, it is deemed as Party C’s consent to Party B’s application. Without good course, Party C shall not decline Party B’s application; otherwise, Party C shall justify the reasons.
When setting up the aforesaid advertisement and other signs for promotion, Party B does not need to pay any expenses to Party A or Party C.
9.8 During the lease term, Party B shall not use the rented plant building and its attached facilities/equipment for hypothecate, guarantee or setting other real rights guaranteed for any third party.
9.9 Under the same condition, priority is given to Party B for renting the remaining areas of the Block #5 plant building.
9.10 Party C shall coordinate with the Chengdu Customs for facilitating the in and out of materials during the decoration period.

Article 10. The Maintenance & Management of the Rented Plant Building:
During the lease term, the maintenance of the plant building adopts the method of combining both use and management. Party C is responsible for the management and maintenance of the main structure of the plant building, building surfaces, windows and doors, the original facilities/equipments, and pipelines, etc. In case of any failure or malfunction, Party B shall notify Party C for maintenance. If Party C fails to start the maintenance within 3 days upon receipt of Party C’s notice, Party B may carry it out itself or authorize others for maintenance, and the expenses shall be on Party A’s account; if it is caused by Party B due to improper use or intended damages, Party B shall be liable for the maintenance and bear the expenses.
Article 11. Property Management:
11.1 The business scope of Party C’s property management:
(1)	The routine management of pipeline water supply and drainage;

(2)	Management & maintenance for the operation of the shared power distribution facilities/equipment in the plant building areas;

(3)	Managing the security outside the plant building (Party B is responsible for its own internal security) and the safeguard and security of the Park;

(4)	Cleaning & hygiene of public spaces and the greens for public spaces;

(5)	Cleaning and shipping of household garbage;

(6)	Other service works engaged by special arrangement with Party B, which shall be charged according to the arrangement.
11.2 Party B shall pay to Party C timely and monthly according to Party C’s written notice for the water and power bills after verification of the actual consumption.
Article 12. Default & Breach:
12.1 In case any party materially breaches any clauses of the contract, the other party is entitled to terminate the contract and demand compensation.
12.2 In case Party C does not perform the functions of property management rules and it has affected Party B’s production and operation activities to a relatively large extent, Party B is entitled to terminate the contract and demand Party C for compensation.
12.3 In case Party C fails to hand over the plant building as stipulated in the contract, Party C shall pay an amount equivalent to 1% of a half year’s rent for each day delayed as a default fine.
12.4 Party A and Party C shall not terminate the contract, unless Party B seriously breaches the relevant clauses of the contract. If Party A and Party C try to cancel the contract for reasons of any kind, except in the case just explained above, Party A shall compensate Party B for all the expenses invested into the plant building as well as the expense to move into another plant building; however, this does not include the case that Party B does not follow Party C’s property management rules and other management systems and Party C considers the circumstance as serious or it will have side effects on the management of the whole region.
Article 13. Termination of the Contract
In case of any of the following circumstances, Party B may terminate the contract by advising Party C three months in advance:
(1)	Party B discontinues its operation;

(2)	The business scope of Party B has changed, and no longer needs to rent the plant building;

(3)	Moves to another site due to the needs of government planning;

(4)	Party B no longer needs or is unable to rent the plant building as a result of reasons other than those of Party B.
Termination of the contract by Party B due to any of the above circumstances is not deemed as breach of contract.
Article 14. Right of Way
14.1 The representatives appointed by Party A and Party C shall carry the consent of Party B in advance and during a period of time accepted by both parties before they can enter into the site for carrying out the work.
14.2 Personnel employed by Party A and Party C shall follow safety and hygiene rules and must not bring in or store any dangerous articles when carrying out works in the plant building rented by Party B.
14.3 Party A and Party C shall ensure that the pipeline for water supply and drainage can go in and out of the neighboring regions smoothly. In case any expenses or losses arise or result from Party A and Party C’s failure of meeting the condition just explained above, Party A shall bear all the expenses.

Article 15. Installation of Auxiliary Facilities/Equipment
During performance of the contract, in case Party B needs to carry out the installation for auxiliary facilities/equipment, it shall submit the installation plan to Party C in advance, and may carry out the installation upon receipt of Party C’s consent. After expiration of the contract, Party B is entitled to remove any installation equipment and restore the plant building to its original state when handing over the plant building to party A.
Article 16. Other Terms
For anything not covered here, a supplementary agreement will be formed if agreed by all three parties through friendly consultation and negotiation. The supplementary agreement and this contract shall have equal legal effect.
Party A, Party B and Party C promise that the content of the contract will be kept strictly confidential. The terms stipulated in the contract do not have comparability with the terms of other projects which rent standardized plant building at the Export Processing Zone, and it is only concerned with Party B’s renting standardized plant building.
During the lease term or the extended lease term, Party A or Party C shall not sell the plant building to any fourth party.
Party C’s property management rules and other management systems mentioned in the contract shall be acknowledged and accepted by Party C in advance.
The specific circumstances of and requirements for the plant building and its attached facilities/equipment shall be specified in the appendix, which is an indivisible and effective part of this contract.
Article 17. Copies of the Contract:
This contract has 8 copies in total, of which Party A keeps 4 copies and Party B and Party C keep two copies respectively, and all copies have equal legal effect.
Article 18. Applicable Laws & Jurisdiction of Dispute
For this contract, the law of the People’s Republic of China applies. Any dispute arising from the interpretation or exercise of the agreement shall be solved through friendly negotiation; in case no resolution is reached, any party may submit to the Chengdu Economic and Trade Arbitration Commission for arbitration.
Article 19. Effectiveness of Contract
This agreement comes into effect upon all parties or their authorized representatives’ signature and seal.

Party A (Seal): Chengdu High-tech Construction & Development Co., Ltd.
Representative (Signature):
Date of signing:
Party B (Seal): Fiberxon (Chengdu) Technology Inc.
Representative (Signature):

Date of signing:	December 28, 2007

Party C (Seal):	Administration Office of Sichuan Chengdu Export Processing Zone
Representative (Signature):
Date of signing: